UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2007
Date of Report (Date of earliest event reported)

EPOD INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-32327	91-1953719
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2223 Hayman Road, Kelowna, British Columbia, Canada	V1Z 1Z6
(Address of principal executive offices)	(Zip Code)

(250) 769-0130
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 12, 2007, Williams & Webster, P.S., the Company’s former accountant, resigned. The auditor’s report on the Company’s financial statements for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was not recommended or approved by the board of directors or audit committee of the board of directors. There were no disagreements with the Company’s former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit report or Completed Interim Review.

On July 12, 2007, Williams & Webster, P.S., the Company’s former accountant, notified the Company that it was withdrawing its audit report for the year ending December 31, 2006. The accountant stated that the Company should file an 8-K under Item 4.02 to disclose the withdrawal of its audit report. The accountant indicated that it had received additional information regarding the sales and accounts receivables recorded by the Company. The accountants stated that inventory purportedly sold by the Company had not been shipped to the purchasers and, therefore, the Company should not have recognized revenue for those sales during 2006, in accordance with the Company’s revenue recognition policy, which is consistent with Staff Accounting Bulletin No. 106. Neither the audit committee, nor the Company’s officers, discussed the foregoing matters with the Company’s former accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD INTERNATIONAL INC.
Date: August 24, 2007	(registrant)

By:	/s/ L. Mark Roseborough
Name: L. MARK ROSEBOROUGH
Title: President and Chief Executive Officer